Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2023

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
NLOP	Net Lease Office Properties
Spin-Off	The spin-off of 59 office properties owned by WPC into NLOP, a separate publicly-traded REIT, which was completed on November 1, 2023
U.S.	United States
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2023

W. P. Carey Inc.
Overview – Fourth Quarter 2023

Summary Metrics
As of or for the three months ended December 31, 2023.

Financial Results
	Real Estate Segment
		Total (a)
Revenues, including reimbursable costs – consolidated ($000s)	$410,376	$412,437
Net income attributable to W. P. Carey ($000s)	142,753	144,294
Net income attributable to W. P. Carey per diluted share	0.65	0.66
Normalized pro rata cash NOI from real estate ($000s) (b) (c)	349,342	349,342
Adjusted EBITDA ($000s) (b) (c)	338,653	340,668
AFFO attributable to W. P. Carey ($000s) (b) (c)	259,335	261,350
AFFO attributable to W. P. Carey per diluted share (b) (c)	1.18	1.19

Dividends declared per share – current quarter		0.860
Dividends declared per share – current quarter annualized		3.440
Dividend yield – annualized, based on quarter end share price of $64.81		5.3%
Dividend payout ratio – for the full year ended December 31, 2023 (d)		78.5%
Dividend payout ratio – for the three months ended December 31, 2023 (e)		72.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $64.81 ($000s)		$14,172,124
Pro rata net debt ($000s) (f)		7,654,170
Enterprise value ($000s)		21,826,294

Total consolidated debt ($000s)		8,144,182
Gross assets ($000s) (g)		19,566,570
Liquidity ($000s) (h)		2,223,621

Pro rata net debt to enterprise value (c)		35.1%
Pro rata net debt to adjusted EBITDA (annualized) (b) (c)		5.6x
Total consolidated debt to gross assets		41.6%
Total consolidated secured debt to gross assets		3.0%
Cash interest expense coverage ratio (b) (c)		5.3x

Weighted-average interest rate (c)		3.2%
Weighted-average debt maturity (years) (c)		3.9

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (i)		$1,339,352
ABR – unencumbered portfolio (% / $000s) (i) (j)	94.0% /	$1,259,190
Number of net-leased properties		1,424
Number of operating properties (k)		96
Number of tenants – net-leased properties		336

ABR from top ten tenants as a % of total ABR – net-leased properties		21.1%
ABR from investment grade tenants as a % of total ABR – net-leased properties (l)		23.9%
Contractual same-store growth (m)		4.1%

Net-leased properties – square footage (millions)		172.7

Occupancy – net-leased properties		98.1%
Weighted-average lease term (years)		11.7

Investment volume – current quarter ($000s)		$345,565
Dispositions – current quarter ($000s)		266,059

Maximum commitment for capital investments and commitments expected to be completed during 2024 ($000s)		80,142
Construction loan funding expected to be completed during 2024 ($000s)		30,500
Total capital investments, commitments and construction loan funding expected to be completed during 2024 ($000s)		110,642
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2023

(a)Includes immaterial amounts from our Investment Management segment.
(b)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(e)Represents dividends declared per share divided by AFFO per diluted share on a quarter-to-date basis
(f)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(g)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $934.1 million and above-market rent intangible assets of $481.6 million.
(h)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit) and (ii) consolidated cash and cash equivalents.
(i)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(j)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(k)Comprised of 89 self-storage properties, five hotels and two student housing properties.
(l)Percentage of portfolio is based on ABR, as of December 31, 2023. Includes tenants or guarantors with investment grade ratings (18.1%) and subsidiaries of non-guarantor parent companies with investment grade ratings (5.8%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(m)See the Same-Store Analysis section for a description of contractual same-store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2023

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Dec. 31, 2023
Net lease properties	$328,659
Self-storage and other operating properties (c)	20,683
Total normalized pro rata cash NOI (a) (b)	$349,342

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Dec. 31, 2023
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$235,486
Cash and cash equivalents	633,860
Las Vegas retail complex construction loan (e)	235,979
Other secured loans receivable, net	11,250
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)	$404,921
Straight-line rent adjustments	305,049
Deferred charges	68,416
Restricted cash, including escrow	58,111
Office lease right-of-use assets, net	54,730
Taxes receivable	52,468
Non-rent tenant and other receivables	51,863
Deferred income taxes	18,518
Securities and derivatives	15,864
Leasehold improvements, furniture and fixtures	13,763
Prepaid expenses	12,868
Rent receivables (f)	2,344
Due from affiliates	2,176
Other	35,383
Total other assets, net	$1,096,474

Liabilities
Total pro rata debt outstanding (b) (g)	$8,288,030
Dividends payable	192,332
Deferred income taxes	180,650
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$177,460
Operating lease liabilities	138,733
Prepaid and deferred rents	125,957
Tenant security deposits	65,196
Accrued taxes payable	56,172
Other	52,232
Total accounts payable, accrued expenses and other liabilities	$615,750
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include five hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were substantially collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $31.8 million and unamortized deferred financing costs totaling $21.5 million as of December 31, 2023.

Investing for the Long Run® | 3

W. P. Carey Inc.
Financial Results
Fourth Quarter 2023

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Revenues
Real Estate:
Lease revenues	$336,757	$369,159	$369,124	$352,336	$347,636
Income from finance leases and loans receivable	31,532	27,575	27,311	20,755	17,472
Operating property revenues	39,477	49,218	50,676	40,886	28,951
Other lease-related income	2,610	2,310	5,040	13,373	8,083
	410,376	448,262	452,151	427,350	402,142
Investment Management:
Asset management revenue (a)	1,348	194	303	339	383
Other advisory income and reimbursements (b)	667	—	—	—	—
Reimbursable costs from affiliates	46	97	124	101	104
	2,061	291	427	440	487
	412,437	448,553	452,578	427,790	402,629
Operating Expenses
Depreciation and amortization	129,484	144,771	143,548	156,409	140,749
Impairment charges — real estate (c)	71,238	15,173	—	—	12,734
General and administrative	21,533	23,258	24,788	26,448	22,728
Operating property expenses	20,403	26,570	26,919	21,249	11,719
Reimbursable tenant costs	18,942	20,498	20,523	21,976	21,084
Property expenses, excluding reimbursable tenant costs	13,287	13,021	5,371	12,772	13,879
Stock-based compensation expense	8,693	9,050	8,995	7,766	9,739
Merger and other expenses (d)	(641)	4,152	1,419	24	2,058
Reimbursable costs from affiliates	46	97	124	101	104
	282,985	256,590	231,687	246,745	234,794
Other Income and Expenses
Gain on sale of real estate, net (e)	134,026	2,401	1,808	177,749	5,845
Interest expense	(72,194)	(76,974)	(75,488)	(67,196)	(67,668)
Other gains and (losses) (f)	(45,777)	2,859	(1,366)	8,100	97,059
Non-operating income (g)	7,445	4,862	4,509	4,626	6,526
Earnings from equity method investments	5,006	4,978	4,355	5,236	6,032
	28,506	(61,874)	(66,182)	128,515	47,794
Income before income taxes	157,958	130,089	154,709	309,560	215,629
Provision for income taxes	(13,714)	(5,090)	(10,129)	(15,119)	(6,126)
Net Income	144,244	124,999	144,580	294,441	209,503
Net loss (income) attributable to noncontrolling interests	50	41	40	(61)	35
Net Income Attributable to W. P. Carey	$144,294	$125,040	$144,620	$294,380	$209,538

Basic Earnings Per Share	$0.66	$0.58	$0.67	$1.39	$1.00
Diluted Earnings Per Share	$0.66	$0.58	$0.67	$1.39	$1.00
Weighted-Average Shares Outstanding
Basic	219,277,446	215,097,114	215,075,114	211,951,930	209,281,888
Diluted	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650

Dividends Declared Per Share	$0.860	$1.071	$1.069	$1.067	$1.065
________
(a)Amount for the three months ended December 31, 2023 is comprised of $1.2 million from NLOP and $0.1 million from CESH.
(b)Amounts are related to administrative reimbursement for our management of NLOP.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(e)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(f)Amount for the three months ended December 31, 2023 is primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.
(g)Amount for the three months ended December 31, 2023 is comprised of interest income on deposits of $4.6 million and realized gains on foreign currency exchange derivatives of $2.9 million.

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Revenues
Lease revenues	$336,757	$369,159	$369,124	$352,336	$347,636
Income from finance leases and loans receivable	31,532	27,575	27,311	20,755	17,472
Operating property revenues	39,477	49,218	50,676	40,886	28,951
Other lease-related income	2,610	2,310	5,040	13,373	8,083
	410,376	448,262	452,151	427,350	402,142
Operating Expenses
Depreciation and amortization	129,484	144,771	143,548	156,409	140,749
Impairment charges — real estate (a)	71,238	15,173	—	—	12,734
General and administrative	21,533	23,258	24,788	26,448	22,728
Operating property expenses	20,403	26,570	26,919	21,249	11,719
Reimbursable tenant costs	18,942	20,498	20,523	21,976	21,084
Property expenses, excluding reimbursable tenant costs	13,287	13,021	5,371	12,772	13,879
Stock-based compensation expense	8,693	9,050	8,995	7,766	9,739
Merger and other expenses (b)	(641)	4,152	1,419	24	2,058
	282,939	256,493	231,563	246,644	234,690
Other Income and Expenses
Gain on sale of real estate, net (c)	134,026	2,401	1,808	177,749	5,845
Interest expense	(72,194)	(76,974)	(75,488)	(67,196)	(67,668)
Other gains and (losses) (d)	(45,303)	2,180	(890)	7,586	96,846
Non-operating income	7,445	4,862	4,509	4,613	6,508
Earnings from equity method investments in real estate	5,006	4,978	4,355	5,236	6,032
	28,980	(62,553)	(65,706)	127,988	47,563
Income before income taxes	156,417	129,216	154,882	308,694	215,015
Provision for income taxes	(13,714)	(5,090)	(10,236)	(15,402)	(4,908)
Net Income from Real Estate	142,703	124,126	144,646	293,292	210,107
Net loss (income) attributable to noncontrolling interests	50	41	40	(61)	35
Net Income from Real Estate Attributable to W. P. Carey	$142,753	$124,167	$144,686	$293,231	$210,142

Basic Earnings Per Share	$0.65	$0.58	$0.67	$1.38	$1.00
Diluted Earnings Per Share	$0.65	$0.58	$0.67	$1.38	$1.00
Weighted-Average Shares Outstanding
Basic	219,277,446	215,097,114	215,075,114	211,951,930	209,281,888
Diluted	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650
________
(a)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(b)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(c)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(d)Amount for the three months ended December 31, 2023 is primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.

Investing for the Long Run® | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Revenues
Asset management revenue (a)	$1,348	$194	$303	$339	$383
Other advisory income and reimbursements (b)	667	—	—	—	—
Reimbursable costs from affiliates	46	97	124	101	104
	2,061	291	427	440	487
Operating Expenses
Reimbursable costs from affiliates	46	97	124	101	104
	46	97	124	101	104
Other Income and Expenses
Other gains and (losses)	(474)	679	(476)	514	213
Non-operating income	—	—	—	13	18
	(474)	679	(476)	527	231
Income (loss) before income taxes	1,541	873	(173)	866	614
Benefit from (provision for) income taxes	—	—	107	283	(1,218)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$1,541	$873	$(66)	$1,149	$(604)

Basic Earnings Per Share	$0.01	$0.00	$0.00	$0.01	$0.00
Diluted Earnings Per Share	$0.01	$0.00	$0.00	$0.01	$0.00
Weighted-Average Shares Outstanding
Basic	219,277,446	215,097,114	215,075,114	211,951,930	209,281,888
Diluted	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650
________
(a)Amount for the three months ended December 31, 2023 is comprised of $1.2 million from NLOP and $0.1 million from CESH.
(b)Amounts are related to administrative reimbursement for our management of NLOP

Investing for the Long Run® | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income attributable to W. P. Carey	$144,294	$125,040	$144,620	$294,380	$209,538
Adjustments:
Gain on sale of real estate, net (a)	(134,026)	(2,401)	(1,808)	(177,749)	(5,845)
Depreciation and amortization of real property	128,839	144,111	142,932	155,868	140,157
Impairment charges — real estate (b)	71,238	15,173	—	—	12,734
Proportionate share of adjustments to earnings from equity method investments (c)	2,942	2,950	2,883	2,606	2,296
Proportionate share of adjustments for noncontrolling interests (d)	(133)	34	(268)	(299)	(294)
Total adjustments	68,860	159,867	143,739	(19,574)	149,048
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	213,154	284,907	288,359	274,806	358,586
Adjustments:
Other (gains) and losses (f)	45,777	(2,859)	1,366	(8,100)	(97,059)
Straight-line and other leasing and financing adjustments	(19,071)	(18,662)	(19,086)	(15,050)	(14,766)
Stock-based compensation	8,693	9,050	8,995	7,766	9,739
Above- and below-market rent intangible lease amortization, net	6,644	7,835	8,824	10,861	8,652
Amortization of deferred financing costs	4,895	4,805	5,904	4,940	5,705
Tax (benefit) expense – deferred and other	2,507	(4,349)	(2,723)	4,366	(3,325)
Merger and other expenses (g)	(641)	4,152	1,419	24	2,058
Other amortization and non-cash items	152	584	527	472	490
Proportionate share of adjustments to earnings from equity method investments (c)	(663)	(691)	(255)	(926)	(319)
Proportionate share of adjustments for noncontrolling interests (d)	(97)	(380)	(24)	60	(85)
Total adjustments	48,196	(515)	4,947	4,413	(88,910)
AFFO Attributable to W. P. Carey (e)	$261,350	$284,392	$293,306	$279,219	$269,676

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$213,154	$284,907	$288,359	$274,806	$358,586
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$0.97	$1.32	$1.34	$1.29	$1.70
AFFO attributable to W. P. Carey (e)	$261,350	$284,392	$293,306	$279,219	$269,676
AFFO attributable to W. P. Carey per diluted share (e)	$1.19	$1.32	$1.36	$1.31	$1.29
Diluted weighted-average shares outstanding	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650
________
(a)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended December 31, 2023 is primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.
(g)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.

Investing for the Long Run® | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income from Real Estate attributable to W. P. Carey	$142,753	$124,167	$144,686	$293,231	$210,142
Adjustments:
Gain on sale of real estate, net (a)	(134,026)	(2,401)	(1,808)	(177,749)	(5,845)
Depreciation and amortization of real property	128,839	144,111	142,932	155,868	140,157
Impairment charges — real estate (b)	71,238	15,173	—	—	12,734
Proportionate share of adjustments to earnings from equity method investments (c)	2,942	2,950	2,883	2,606	2,296
Proportionate share of adjustments for noncontrolling interests (d)	(133)	34	(268)	(299)	(294)
Total adjustments	68,860	159,867	143,739	(19,574)	149,048
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	211,613	284,034	288,425	273,657	359,190
Adjustments:
Other (gains) and losses (f)	45,303	(2,180)	890	(7,586)	(96,846)
Straight-line and other leasing and financing adjustments	(19,071)	(18,662)	(19,086)	(15,050)	(14,766)
Stock-based compensation	8,693	9,050	8,995	7,766	9,739
Above- and below-market rent intangible lease amortization, net	6,644	7,835	8,824	10,861	8,652
Amortization of deferred financing costs	4,895	4,805	5,904	4,940	5,705
Tax (benefit) expense – deferred and other	2,507	(4,349)	(2,723)	4,366	(3,862)
Merger and other expenses (g)	(641)	4,152	1,419	24	2,058
Other amortization and non-cash items	152	584	527	472	490
Proportionate share of adjustments to earnings from equity method investments (c)	(663)	(691)	(255)	(926)	(320)
Proportionate share of adjustments for noncontrolling interests (d)	(97)	(380)	(24)	60	(85)
Total adjustments	47,722	164	4,471	4,927	(89,235)
AFFO Attributable to W. P. Carey – Real Estate (e)	$259,335	$284,198	$292,896	$278,584	$269,955

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$211,613	$284,034	$288,425	$273,657	$359,190
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$0.96	$1.32	$1.34	$1.29	$1.70
AFFO attributable to W. P. Carey – Real Estate (e)	$259,335	$284,198	$292,896	$278,584	$269,955
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.18	$1.32	$1.36	$1.31	$1.29
Diluted weighted-average shares outstanding	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650
________
(a)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended December 31, 2023 is primarily comprised of a non-cash allowance for credit losses of $35.2 million, net losses on foreign currency exchange rate movements of $6.5 million and non-cash losses on non-hedging derivatives of $4.3 million.
(g)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income (loss) from Investment Management attributable to W. P. Carey	$1,541	$873	$(66)	$1,149	$(604)
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a)	1,541	873	(66)	1,149	(604)
Adjustments:
Other (gains) and losses	474	(679)	476	(514)	(213)
Tax expense – deferred and other	—	—	—	—	537
Proportionate share of adjustments to earnings from equity method investments (b)	—	—	—	—	1
Total adjustments	474	(679)	476	(514)	325
AFFO Attributable to W. P. Carey – Investment Management (c)	$2,015	$194	$410	$635	$(279)

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a)	$1,541	$873	$(66)	$1,149	$(604)
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a)	$0.01	$0.00	$0.00	$0.00	$0.00
AFFO attributable to W. P. Carey – Investment Management (a)	$2,015	$194	$410	$635	$(279)
AFFO attributable to W. P. Carey per diluted share – Investment Management (a)	$0.01	$0.00	$0.00	$0.00	$0.00
Diluted weighted-average shares outstanding	219,469,641	215,252,969	215,184,485	212,345,047	209,822,650
________
(a)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2023.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,269	$(256)	$(14,567)	(c)
Income from finance leases and loans receivable	—	—	524
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,464	—	—
Student housing revenues	—	—	—
Other lease-related income	—	—	(459)

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,787	(133)	(131,592)	(d)
Impairment charges — real estate	—	—	(71,238)	(e) (f)
General and administrative	—	—	—
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	884	—	(28)
Student housing expenses	—	—	—
Reimbursable tenant costs	227	(32)	—
Property expenses, excluding reimbursable tenant costs	182	(20)	(477)	(f)
Stock-based compensation expense	—	—	(8,693)	(f)
Merger and other expenses	—	—	641
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Gain on sale of real estate, net	—	—	(134,026)	(g)
Interest expense	(394)	75	4,897	(h)
Other gains and (losses)	(31)	99	45,709	(i)
Non-operating income	14	(5)	—
Earnings from equity method investments:
Income related to joint ventures	(1,919)	—	715	(j)

Provision for income taxes	(323)	(21)	2,876	(k)
Net loss attributable to noncontrolling interests	—	(77)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $6.6 million and the elimination of non-cash amounts related to straight-line rent and other of $21.2 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(f)Adjustment to exclude a non-cash item.
(g)Includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases.
(h)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(i)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(j)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(k)Primarily represents the elimination of deferred taxes.

Investing for the Long Run® | 11

W. P. Carey Inc.
Financial Results – Fourth Quarter 2023

Capital Expenditures
In thousands. For the three months ended December 31, 2023.

Tenant Improvements and Leasing Costs
Tenant improvements	$10,023
Leasing costs	698
Tenant Improvements and Leasing Costs	10,721

Maintenance Capital Expenditures
Net-lease properties	1,967
Operating properties	1,193
Maintenance Capital Expenditures	3,160

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$13,881

Non-Maintenance Capital Expenditures
Net-lease properties	$3,345
Operating properties	—
Non-Maintenance Capital Expenditures	$3,345

Other Capital Expenditures
Net-lease properties	$287
Operating properties	—
Other Capital Expenditures	$287

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W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2023

Investing for the Long Run® | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2023

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2023	2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,095,458	$13,338,857
Land, buildings and improvements — operating properties	1,256,249	1,095,892
Net investments in finance leases and loans receivable	1,514,923	771,761
In-place lease intangible assets and other	2,308,853	2,659,750
Above-market rent intangible assets	706,773	833,751
Investments in real estate	17,882,256	18,700,011
Accumulated depreciation and amortization (a)	(3,005,479)	(3,269,057)
Assets held for sale, net	37,122	57,944
Net investments in real estate	14,913,899	15,488,898
Equity method investments	354,261	327,502
Cash and cash equivalents	633,860	167,996
Other assets, net	1,096,474	1,080,227
Goodwill	978,289	1,037,412
Total assets	$17,976,783	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,035,686	$5,916,400
Unsecured term loans, net	1,125,564	552,539
Unsecured revolving credit facility	403,785	276,392
Non-recourse mortgages, net	579,147	1,132,417
Debt, net	8,144,182	7,877,748
Accounts payable, accrued expenses and other liabilities	615,750	623,843
Below-market rent and other intangible liabilities, net	136,872	184,584
Deferred income taxes	180,650	178,959
Dividends payable	192,332	228,257
Total liabilities	9,269,786	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,671,874 and 210,620,949 shares, respectively, issued and outstanding	219	211
Additional paid-in capital	11,784,461	11,706,836
Distributions in excess of accumulated earnings	(2,891,424)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(254,867)	(283,780)
Total stockholders' equity	8,700,435	8,993,646
Noncontrolling interests	6,562	14,998
Total equity	8,706,997	9,008,644
Total liabilities and equity	$17,976,783	$18,102,035
________
(a)Includes $1.6 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of December 31, 2023 and 2022, respectively, and $1.4 billion and $1.6 billion of accumulated amortization on lease intangibles as of December 31, 2023 and 2022, respectively.

Investing for the Long Run® | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2023

Capitalization
In thousands, except share and per share amounts. As of December 31, 2023.

Description	Shares	Share Price	Market Value
Equity
Common equity	218,671,874	$64.81	$14,172,124
Preferred equity			—
Total Equity Market Capitalization			14,172,124

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			673,989
Unsecured term loans (due February 14, 2028)			580,881
Unsecured term loans (due April 24, 2026)			552,500
Unsecured revolving credit facility (due February 14, 2029)			403,785
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			552,500
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			552,500
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			552,500
Due April 15, 2028 (EUR)			552,500
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			165,750
Due June 1, 2030 (EUR)			580,125
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			221,000
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,288,030

Total Capitalization			$22,460,154
________
(a)Excludes unamortized discount, net totaling $31.8 million and unamortized deferred financing costs totaling $21.5 million as of December 31, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2023

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2023.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$417,755	4.7%	$142,678	2.6%	$48,272	4.2%	$608,705	7.3%	4.2%	1.4
Floating	—	—%	65,284	5.6%	—	—%	65,284	0.8%	5.6%	0.3
Total Pro Rata Non-Recourse Debt	417,755	4.7%	207,962	3.5%	48,272	4.2%	673,989	8.1%	4.3%	1.3

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	6.0%	4.6%	0.3
Due July 19, 2024	—	—%	552,500	2.3%	—	—%	552,500	6.7%	2.3%	0.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.4%	4.0%	1.1
Due April 9, 2026	—	—%	552,500	2.3%	—	—%	552,500	6.7%	2.3%	2.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.2%	4.3%	2.8
Due April 15, 2027	—	—%	552,500	2.1%	—	—%	552,500	6.7%	2.1%	3.3
Due April 15, 2028	—	—%	552,500	1.4%	—	—%	552,500	6.7%	1.4%	4.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.9%	3.9%	5.5
Due September 28, 2029	—	—%	165,750	3.4%	—	—%	165,750	2.0%	3.4%	5.7
Due June 1, 2030	—	—%	580,125	1.0%	—	—%	580,125	7.0%	1.0%	6.4
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.0%	2.4%	7.1
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.2%	2.5%	8.1
Due September 28, 2032	—	—%	221,000	3.7%	—	—%	221,000	2.7%	3.7%	8.8
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.1%	2.3%	9.3
Total Senior Unsecured Notes	2,900,000	3.4%	3,176,875	2.0%	—	—%	6,076,875	73.3%	2.7%	4.3
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (e)	—	—%	552,500	4.3%	—	—%	552,500	6.7%	4.3%	2.3
Floating:
Unsecured term loans (due February 14, 2028) (f)	—	—%	237,575	4.8%	343,306	6.0%	580,881	7.0%	5.5%	4.1
Unsecured revolving credit facility (due February 14, 2029) (g)	—	—%	386,750	4.6%	17,035	0.9%	403,785	4.9%	4.5%	5.1
Total Recourse Debt	2,900,000	3.4%	4,353,700	2.7%	360,341	5.8%	7,614,041	91.9%	3.1%	4.2

Total Pro Rata Debt Outstanding	$3,317,755	3.6%	$4,561,662	2.7%	$408,613	5.6%	$8,288,030	100.0%	3.2%	3.9
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $31.8 million and unamortized deferred financing costs totaling $21.5 million as of December 31, 2023.
(d)Includes $120.5 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Interest rate swap expiration date is December 31, 2024.
(f)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans.
(g)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of December 31, 2023.

Investing for the Long Run® | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2023

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2023.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2024	51	$39,564	4.0%	$286,862	$289,300	3.5%
2025	38	20,915	4.3%	243,682	250,669	3.0%
2026	18	16,480	5.0%	90,320	103,722	1.3%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,096	6.0%	—	2,659	—%
2033	1	1,375	5.6%	1,671	3,693	—%
2039	1	732	5.3%	—	2,496	—%
Total Pro Rata Non-Recourse Debt	111	$80,162	4.3%	$643,985	673,989	8.1%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	6.0%
Due July 19, 2024 (EUR)			2.3%		552,500	6.7%
Due February 1, 2025 (USD)			4.0%		450,000	5.4%
Due April 9, 2026 (EUR)			2.3%		552,500	6.7%
Due October 1, 2026 (USD)			4.3%		350,000	4.2%
Due April 15, 2027 (EUR)			2.1%		552,500	6.7%
Due April 15, 2028 (EUR)			1.4%		552,500	6.7%
Due July 15, 2029 (USD)			3.9%		325,000	3.9%
Due September 28, 2029 (EUR)			3.4%		165,750	2.0%
Due June 1, 2030 (EUR)			1.0%		580,125	7.0%
Due February 1, 2031 (USD)			2.4%		500,000	6.0%
Due February 1, 2032 (USD)			2.5%		350,000	4.2%
Due September 28, 2032 (EUR)			3.7%		221,000	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	5.1%
Total Senior Unsecured Notes			2.7%		6,076,875	73.3%
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (d)			4.3%		552,500	6.7%
Floating:
Unsecured term loans (due February 14, 2028) (e)			5.5%		580,881	7.0%
Unsecured revolving credit facility (due February 14, 2029) (f)			4.5%		403,785	4.9%
Total Recourse Debt			3.1%		7,614,041	91.9%

Total Pro Rata Debt Outstanding			3.2%		$8,288,030	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $31.8 million and unamortized deferred financing costs totaling $21.5 million as of December 31, 2023.
(d)Interest rate swap expiration date is December 31, 2024.
(e)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans.
(f)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of December 31, 2023.

Investing for the Long Run® | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2023

Senior Unsecured Notes
As of December 31, 2023.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2023
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	42.3%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	3.1%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	225.8%

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate
Fourth Quarter 2023

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the year ended December 31, 2023.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q23
Plaskolite, LLC (6 properties)	Various, United States	Industrial	Jan-23	$64,861	Sale-leaseback	24	931,521
Siderforgerossi Group S.P.A. (8 properties) (b)	Various, Italy (5 properties) and Spain (3 properties)	Industrial	Mar-23	79,218	Sale-leaseback	25	1,256,209
Berry Global Inc. (2 properties)	Evansville, IN and Lawrence, KS	Industrial	Mar-23	20,000	Renovation	17	N/A
1Q23 Total				164,079		24	2,187,730

2Q23
Apotex Pharmaceutical Holdings (11 properties)	Various, Canada	Industrial, Warehouse	Apr-23	467,811	Sale-leaseback	20	2,268,417
ABC Technologies Holdings Inc. (9 properties) (c)	Various, United States (4 properties), Canada (3 properties), and Mexico (2 properties)	Industrial	Apr-23	97,952	Sale-leaseback	20	1,225,951
TWAS Holdings, LLC (9 properties)	Various, United States	Retail (Car Wash)	May-23	39,713	Sale-leaseback	20	33,433
Bear Holdings, LP (4 properties)	Various, United States	Education (Medical School)	Jun-23	139,092	Sale-leaseback	25	410,332
Storage Space (d)	Little Rock, AR	Self-Storage (Operating)	Jun-23	6,166	Operating	N/A	55,850
2Q23 Total				750,734		21	3,993,983

3Q23
Unchained Labs, LLC	Pleasanton, CA	Laboratory	Aug-23	13,905	Redevelopment	16	N/A
3 Men Movers	Houston, TX	Self-Storage (Operating)	Aug-23	13,120	Operating	N/A	78,372
3Q23 Total				27,025		16	78,372

4Q23
TWAS Holdings, LLC (2 properties)	Dothan, AL and Queensbury, NY	Retail (Car Wash)	Oct-23	8,657	Sale-leaseback	20	8,614
TWAS Holdings, LLC (7 properties)	Various, United States	Retail (Car Wash)	Nov-23	35,577	Sale-leaseback	20	24,488
Chattem, Inc.	Chattanooga, TN	Warehouse	Nov-23	25,864	Expansion	10	128,766
Fiber JVCo S.p.A (11 properties) (b)	Various, Italy (7 properties), Spain (3 properties), and Germany (1 property)	Industrial, Warehouse	Nov-23	157,095	Sale-leaseback	20	2,719,202
Tailored Brands, Inc.	Houston, TX	Warehouse	Dec-23	61,610	Sale-leaseback	20	834,400
Assured TN (2 properties)	Knoxville and Springfield, TN	Self-Storage (Operating)	Dec-23	15,580	Operating	N/A	121,575
Fabric8 Labs, Inc. (2 properties)	San Diego, CA	Industrial, Research & Development	Dec-23	13,324	Acquisition	8	43,530
CubeSmart	Bastrop, TX	Self-Storage (Operating)	Dec-23	12,443	Operating	N/A	73,870
EOS Fitness OPCO Holdings, LLC	Phoenix, AZ	Retail	Dec-23	13,791	Acquisition	20	40,000
4Q23 Total				343,941		19	3,994,445

Year-to-Date Total				1,285,779		21	10,254,530

Investing for the Long Run® | 20

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$1,624	$38,219	Q3 2024	$231,387	$261,887
Total				38,219

Year-to-Date Total Investment Volume				$1,323,998
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)Amount includes $3.1 million for an expansion at a property leased to this tenant that we already own.
(d)We also committed to fund an additional $3.6 million for an expansion at this facility, which is expected to be completed in the first quarter of 2024.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Dec. 31, 2023	Total Funded Through Dec. 31, 2023	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
TWAS Holdings, LLC (4 properties) (c)	Various, US	Purchase Commitment	Retail (Car Wash)	Various	14,420	20	$—	$—	$20,317	$20,317
Terran Orbital Corporation	Irvine, CA	Redevelopment	Industrial	Q1 2024	94,195	10	4,719	7,974	7,126	15,100
Hexagon Composites ASA	Salisbury, NC	Expansion	Industrial	Q1 2024	113,000	15	3,317	10,994	2,806	13,800
Storage Space	Little Rock, AR	Expansion	Self-Storage (Operating)	Q1 2024	59,850	N/A	1,330	1,386	2,184	3,570
Danske Fragtmaend Ejendomme A/S (d)	Fredericia, Denmark	Renovation	Warehouse	Q1 2024	N/A	17	—	—	1,957	1,957
Unidentified	Atlanta, GA	Redevelopment	Warehouse	Q3 2024	213,834	N/A	204	630	17,022	17,652
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Specialty	Various	N/A	30	—	7,272	474	7,746
Expected Completion Date 2024 Total					495,299	16	9,570	28,256	51,886	80,142

ZF Friedrichshafen AG (e)	Washington, MI	Redevelopment	Research and Development	Q1 2025	81,200	20	1,735	4,044	43,546	47,823
Fraikin SAS (d)	Various, France	Renovation	Industrial	Q4 2025	N/A	18	—	1,155	6,469	7,624
Expected Completion Date 2025 Total					81,200	20	1,735	5,199	50,015	55,447

Capital Investments and Commitments Total					576,499	18	$11,305	$33,455	$101,901	$135,589
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Projects will be funded upon completion and are contingent on buildings being constructed according to our standards.
(d)Commitment amounts are based on the applicable exchange rate at period end.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2023.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q23
Adler Modemarkte AG (a)	Haibach, Germany	$11,151	Jan-23	Office	180,909
Vacant	Columbus, GA	8,000	Feb-23	Industrial	273,667
Vacant	Bloomington, MN	3,150	Mar-23	Office	221,800
Vacant	Chicago, IL	17,500	Mar-23	Office	178,490
Vacant	Virginia, MN	2,900	Mar-23	Office	62,973
1Q23 Total		42,701			917,839

2Q23
Vacant (a)	Doncaster, United Kingdom	945	May-23	Land	N/A
Vacant (formerly Pendragon PLC) (a)	West Bromwich, United Kingdom	3,285	May-23	Retail	23,236
Vacant (formerly Pendragon PLC) (a)	Cardiff, United Kingdom	1,266	Jun-23	Retail	14,894
2Q23 Total		5,496			38,130

3Q23
RLJ-McLarty-Landers Automotive Holdings, LLC	Lee's Summit, MO	10,800	Jul-23	Retail	33,167
Telefónica España Filiales, S.A.U (a)	Tres Cantos, Spain	87,888	Jul-23	Office	451,431
Marriott Corporation (3 properties)	Louisville, KY; Linthicum, MD; and Spokane, WA	48,740	Aug-23; Sep-23	Hotel (Operating)	259,439
Vacant	Pinconning, MI	630	Sep-23	Industrial	220,588
3Q23 Total		148,058			964,625

4Q23
Vacant (a)	Warsaw, Poland	30,360	Oct-23	Office	423,814
Vacant	Toledo, OH	1,500	Oct-23	Industrial	61,000
Marriott Corporation (5 properties)	Orlando, FL; Des Plaines, IL; Indianapolis, IN; and Albuquerque, NM	83,884	Oct-23; Nov-23	Hotel (Operating)	441,517
ALSO Actebis GmbH (a)	Soest, Germany	3,518	Oct-23	Office	284,680
Infineon Technologies AG (a)	Warstein, Germany	20,811	Oct-23	Office	120,900
J-M Eagle Inc. (4 properties) (b)	Perris, CA; Eugene, OR; West Jordan, UT; and Tacoma, WA	53,500	Nov-23	Warehouse; Office; Industrial	245,294
Danske Fragtmaend Ejendomme A/S (a)	Aarhus, Denmark	5,642	Nov-23	Office	37,179
Pendragon PLC (a)	Nottingham, United Kingdom	1,264	Dec-23	Retail	12,406
Perkin Elmer, Inc. (a)	Turku, Finland	42,580	Dec-23	Office	308,665
Level 3 Communications, Inc.	Lone Tree, CO	23,000	Dec-23	Office	161,218
4Q23 Total		266,059			2,096,673

Year-to-Date Total Dispositions		$462,314			4,017,267
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)Includes one office property sold for gross proceeds of $6.5 million.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Joint Ventures
Dollars in thousands. As of December 31, 2023.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	107,172	16,101	75,020	11,271
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures			250,172	16,101	96,470	11,271

Consolidated Joint Ventures
COOP Ost SA (e)	Net lease	90.10%	53,576	7,016	48,272	6,321
State of Iowa Board of Regents	Net lease	90.00%	6,205	643	5,585	579
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	—	8,736	—	8,291
McCoy-Rockford, Inc.	Net lease	90.00%	—	948	—	853
Total Consolidated Joint Ventures			59,781	17,343	53,857	16,044
Total Unconsolidated and Consolidated Joint Ventures			$309,953	$33,444	$150,327	$27,315
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.7 million and unamortized deferred financing costs totaling $0.4 million as of December 31, 2023.
(c)Excludes unamortized discount, net totaling $0.6 million and unamortized deferred financing costs totaling less than $0.1 million as of December 31, 2023.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2023.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP (a)	Net lease self-storage properties in the U.S.	78	$38,751	2.9%	0.2
State of Andalusia (b) (c)	Government office properties in Spain	70	32,539	2.4%	11.0
Apotex Pharmaceutical Holdings Inc. (d)	Pharmaceutical R&D and manufacturing properties in Canada	11	31,528	2.3%	19.2
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business wholesale stores in Italy and Germany	20	30,352	2.3%	4.5
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Do-it-yourself retail properties in Germany	35	30,182	2.2%	13.2
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	25,036	1.9%	20.3
OBI Group (b)	Do-it-yourself retail properties in Poland	26	24,857	1.9%	7.4
ABC Technologies Holdings Inc. (d) (e)	Automotive component manufacturing properties in North America	23	24,251	1.8%	19.3
Fortenova Grupa d.d. (b)	Grocery stores and warehouses in Croatia	19	22,367	1.7%	10.3
Nord Anglia Education Inc.	K-12 private schools in the U.S.	3	22,245	1.7%	19.7
Total (e)		312	$282,108	21.1%	11.8
________
(a)Mercury Partners, LP (a related party of U-Haul Moving Partners Inc.) provided notice that it intends to exercise its option to repurchase the 78 properties it is leasing during the first quarter of 2024.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)In January 2024, we sold this portfolio of properties.
(d)ABR from these properties is denominated in U.S. dollars.
(e)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2023.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$306,255	22.9%	52,129	30.2%
Warehouse	213,323	15.9%	43,383	25.1%
Retail (b)	75,618	5.7%	3,672	2.1%
Office	17,282	1.3%	1,161	0.7%
Self Storage (net lease)	63,786	4.7%	5,810	3.4%
Other (c)	97,771	7.3%	4,909	2.8%
U.S. Total	774,035	57.8%	111,064	64.3%

International
Industrial	126,001	9.4%	16,833	9.7%
Warehouse	140,458	10.5%	21,341	12.4%
Retail (b)	202,908	15.1%	17,452	10.1%
Office	54,785	4.1%	4,041	2.3%
Self Storage (net lease)	—	—%	—	—%
Other (c)	41,165	3.1%	1,937	1.2%
International Total	565,317	42.2%	61,604	35.7%

Total
Industrial	432,256	32.3%	68,962	39.9%
Warehouse	353,781	26.4%	64,724	37.5%
Retail (b)	278,526	20.8%	21,124	12.2%
Office	72,067	5.4%	5,202	3.0%
Self Storage (net lease)	63,786	4.7%	5,810	3.4%
Other (c)	138,936	10.4%	6,846	4.0%
Total (d)	$1,339,352	100.0%	172,668	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, specialty, laboratory, hotel (net lease), research and development, and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2023.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$306,553	22.9%	37,151	21.5%
Consumer Services	127,118	9.5%	8,288	4.8%
Beverage and Food	110,599	8.3%	15,759	9.1%
Automotive	95,700	7.1%	14,502	8.4%
Grocery	83,227	6.2%	7,406	4.3%
Healthcare and Pharmaceuticals	72,079	5.4%	6,656	3.9%
Cargo Transportation	60,993	4.6%	9,122	5.3%
Containers, Packaging, and Glass	49,844	3.7%	8,580	5.0%
Capital Equipment	49,300	3.7%	8,053	4.7%
Durable Consumer Goods	47,361	3.5%	10,240	5.9%
Construction and Building	47,206	3.5%	9,036	5.2%
Sovereign and Public Finance	43,424	3.2%	3,368	2.0%
Hotel and Leisure	42,030	3.1%	2,053	1.2%
Chemicals, Plastics, and Rubber	32,779	2.5%	5,929	3.4%
Non-Durable Consumer Goods	32,680	2.4%	6,805	3.9%
Business Services	28,054	2.1%	2,983	1.7%
High Tech Industries	23,614	1.8%	2,624	1.5%
Metals	22,765	1.7%	4,347	2.5%
Telecommunications	14,030	1.1%	1,500	0.9%
Other (b)	49,996	3.7%	8,266	4.8%
Total (c)	$1,339,352	100.0%	172,668	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: wholesale, aerospace and defense, insurance, banking, environmental industries, oil and gas, media: advertising, printing, and publishing, consumer transportation, forest products and paper, and electricity. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2023.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$86,296	6.4%	11,274	6.5%
Florida	42,710	3.2%	3,816	2.2%
Georgia	27,542	2.1%	4,333	2.5%
Tennessee	24,161	1.8%	3,921	2.3%
Alabama	22,270	1.7%	3,353	1.9%
Other (b)	16,288	1.2%	2,402	1.4%
Total South	219,267	16.4%	29,099	16.8%
Midwest
Illinois	57,057	4.3%	10,164	5.9%
Ohio	33,767	2.5%	6,947	4.0%
Indiana	29,727	2.2%	5,137	3.0%
Michigan	24,103	1.8%	4,241	2.4%
Wisconsin	16,624	1.2%	3,074	1.8%
Other (b)	52,296	3.9%	7,713	4.5%
Total Midwest	213,574	15.9%	37,276	21.6%
East
North Carolina	35,530	2.7%	8,156	4.7%
Pennsylvania	30,459	2.3%	3,374	2.0%
New York	20,556	1.5%	2,262	1.3%
South Carolina	19,208	1.4%	4,952	2.9%
Kentucky	18,130	1.4%	2,983	1.7%
Massachusetts	16,836	1.3%	1,255	0.7%
New Jersey	13,680	1.0%	797	0.5%
Virginia	13,623	1.0%	1,761	1.0%
Other (b)	24,145	1.8%	3,799	2.2%
Total East	192,167	14.4%	29,339	17.0%
West
California	60,741	4.5%	5,889	3.4%
Arizona	20,133	1.5%	2,664	1.5%
Utah	14,522	1.1%	2,021	1.2%
Other (b)	53,631	4.0%	4,776	2.8%
Total West	149,027	11.1%	15,350	8.9%
U.S. Total	774,035	57.8%	111,064	64.3%
International
Germany	73,065	5.5%	6,535	3.8%
Spain	68,077	5.1%	5,862	3.4%
The Netherlands	62,775	4.7%	7,054	4.1%
Poland	59,988	4.5%	8,158	4.7%
Canada (c)	50,861	3.8%	5,087	2.9%
United Kingdom	48,505	3.6%	4,432	2.6%
Italy	42,238	3.1%	5,381	3.1%
Denmark	25,053	1.9%	3,002	1.7%
Croatia	23,200	1.7%	2,063	1.2%
France	21,745	1.6%	1,679	1.0%
Lithuania	13,569	1.0%	1,640	1.0%
Other (d)	76,241	5.7%	10,711	6.2%
International Total	565,317	42.2%	61,604	35.7%
Total (e)	$1,339,352	100.0%	172,668	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Minnesota, Iowa, Kansas, Missouri, Nebraska, South Dakota and North Dakota. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Colorado, Oregon, Nevada, Washington, Hawaii, Idaho, Montana, Wyoming and New Mexico.
(c)$46.8 million (92%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)Includes assets in Mexico, Belgium, Finland, Hungary, Norway, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan and Estonia.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2023.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$510,136	38.1%	51,838	30.0%
Capped CPI	241,878	18.1%	35,222	20.4%
CPI-linked	752,014	56.2%	87,060	50.4%
Fixed	545,411	40.7%	79,632	46.1%
Other (a)	36,345	2.7%	2,454	1.4%
None	5,582	0.4%	284	0.2%
Vacant	—	—%	3,238	1.9%
Total (b)	$1,339,352	100.0%	172,668	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases that were continuously in place during the period from December 31, 2022 to December 31, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2023.

	ABR
	As of
	Dec. 31, 2023	Dec. 31, 2022	Increase	% Increase
Property Type
Industrial	$344,948	$333,861	$11,087	3.3%
Warehouse	333,107	321,553	11,554	3.6%
Retail (a)	262,288	248,062	14,226	5.7%
Office	71,235	67,485	3,750	5.6%
Self Storage (net lease)	63,786	61,708	2,078	3.4%
Other (b)	122,353	117,769	4,584	3.9%
Total	$1,197,717	$1,150,438	$47,279	4.1%

Rent Adjustment Measure
Uncapped CPI	$490,405	$460,126	$30,279	6.6%
Capped CPI	221,950	215,848	6,102	2.8%
CPI-linked	712,355	675,974	36,381	5.4%
Fixed	444,746	435,952	8,794	2.0%
Other (c)	35,820	33,716	2,104	6.2%
None	4,796	4,796	—	—%
Total	$1,197,717	$1,150,438	$47,279	4.1%

Geography
U.S.	$697,243	$678,683	$18,560	2.7%
Europe	466,032	437,994	28,038	6.4%
Other International (d)	34,442	33,761	681	2.0%
Total	$1,197,717	$1,150,438	$47,279	4.1%

Same-Store Portfolio Summary
Number of properties	1,242
Square footage (in thousands)	152,368

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Comprehensive Same-Store Growth

Same-store portfolio includes leased properties that were continuously owned and in place during the quarter ended December 31, 2022 through December 31, 2023 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2023. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Increase	% Increase
Property Type
Industrial	$89,223	$86,041	$3,182	3.7%
Warehouse	83,473	81,769	1,704	2.1%
Retail (a)	65,182	63,211	1,971	3.1%
Office	17,409	16,236	1,173	7.2%
Self Storage (net lease)	15,899	15,401	498	3.2%
Other (b)	28,938	30,685	(1,747)	(5.7)%
Total	$300,124	$293,343	$6,781	2.3%

Rent Adjustment Measure
Uncapped CPI	$122,679	$115,427	$7,252	6.3%
Capped CPI	54,880	53,503	1,377	2.6%
CPI-linked	177,559	168,930	8,629	5.1%
Fixed	112,391	114,213	(1,822)	(1.6)%
Other (c)	8,849	8,609	240	2.8%
None	1,325	1,591	(266)	(16.7)%
Total	$300,124	$293,343	$6,781	2.3%

Geography
U.S.	$178,524	$175,540	$2,984	1.7%
Europe	113,095	109,546	3,549	3.2%
Other International (d)	8,505	8,257	248	3.0%
Total	$300,124	$293,343	$6,781	2.3%

Same-Store Portfolio Summary
Number of properties	1,306
Square footage (in thousands)	158,321

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$336,757	$347,636
Income from finance leases and loans receivable	31,532	17,472
Less: Reimbursable tenant costs – as reported	(18,942)	(21,084)
Less: Income from secured loans receivable	(475)	(1,191)
	348,872	342,833

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	4,042	5,448
Less: Pro rata share of adjustments for noncontrolling interests	(225)	(395)
	3,817	5,053

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,071)	(14,766)
Add: Above- and below-market rent intangible lease amortization	6,644	8,652
Less: Adjustments for pro rata ownership	(1,617)	(2,464)
	(14,044)	(8,578)

Adjustment to normalize for (i) properties not continuously owned since October 1, 2022 and (ii) constant currency presentation for prior year quarter (e)	(38,521)	(45,965)

Same-Store Pro Rata Rental Income	$300,124	$293,343
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, specialty, laboratory, hotel (net lease), research and development, and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended December 31, 2022 through December 31, 2023. In addition, for the three months ended December 31, 2022, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2023 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Leasing Activity
For the three months ended December 31, 2023, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	1,511,964	7	$10,069	$10,552	104.8%	$3,200	$1,310	6.9 years
Warehouse	2,348,738	5	12,263	11,535	94.1%	3,812	50	7.1 years
Retail	24,490	1	222	222	100.0%	—	—	5.0 years
Office	—	—	—	—	—%	—	—	N/A
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	3,885,192	13	$22,554	$22,309	98.9%	$7,012	$1,360	7.2 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			1.7%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	210,428	3	$1,242	$1,106	$90	10.0 years
Warehouse	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Office	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	30,000	1	774	3,860	494	10.7 years
Total / Weighted Average (d)	240,428	4	$2,016	$4,966	$584	10.3 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.
(d)Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2023.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2024 (b)	29	23	$60,324	4.5%	7,886	4.6%
2025	36	17	45,090	3.4%	5,767	3.3%
2026	37	28	59,834	4.5%	8,502	4.9%
2027	43	26	62,571	4.7%	7,149	4.1%
2028	41	25	57,892	4.3%	4,669	2.7%
2029	56	29	75,809	5.7%	9,218	5.3%
2030	29	26	36,051	2.7%	3,941	2.3%
2031	35	19	66,987	5.0%	8,345	4.8%
2032	38	19	41,613	3.1%	5,799	3.4%
2033	30	23	76,477	5.7%	10,797	6.3%
2034 (c)	50	19	94,644	7.1%	9,188	5.3%
2035	19	16	35,500	2.6%	5,885	3.4%
2036	45	19	71,427	5.3%	10,958	6.4%
2037	26	13	61,555	4.6%	6,441	3.7%
Thereafter (>2037)	259	108	493,578	36.8%	64,885	37.6%
Vacant	—	—	—	—%	3,238	1.9%
Total (d)	773		$1,339,352	100.0%	172,668	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $38.8 million from Mercury Partners, LP (a related party of U-Haul Moving Partners, Inc.) that provided notice of its intention to exercise its option to repurchase the 78 properties it is leasing during the first quarter of 2024.
(c)Includes ABR of $32.5 million from a portfolio of 70 properties leased to State of Andalusia that was sold in January 2024.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 34

W. P. Carey Inc.
Real Estate – Fourth Quarter 2023

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of December 31, 2023.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,793	1,844	28.4%	91.5%
Texas	14	8,128	995	15.3%	89.1%
California	10	6,585	860	13.2%	93.1%
Illinois	10	4,826	665	10.3%	89.3%
South Carolina	6	3,710	377	5.8%	87.6%
Georgia	5	2,057	250	3.9%	89.0%
North Carolina	4	2,827	301	4.6%	88.7%
Nevada	3	2,420	243	3.7%	91.0%
Delaware	3	1,678	241	3.7%	93.0%
Hawaii	2	953	95	1.5%	91.0%
Tennessee	2	888	122	1.9%	84.2%
Washington, DC	1	880	67	1.0%	94.1%
New York	1	792	61	0.9%	81.2%
Kentucky	1	764	121	1.9%	93.8%
Arkansas	1	587	56	0.9%	90.5%
Louisiana	1	541	59	0.9%	76.2%
Massachusetts	1	482	58	0.9%	91.6%
Oregon	1	442	40	0.6%	97.5%
Missouri	1	328	41	0.6%	73.5%
Total (a)	89	54,681	6,496	100.0%	90.3%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 35

W. P. Carey Inc.
Appendix
Fourth Quarter 2023

Investing for the Long Run® | 36

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$336,757
Income from finance leases and loans receivable	31,532
Less: Income from secured loans receivable	(475)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	18,942
Non-reimbursable property expenses – as reported	13,287
335,585

Plus: NOI from Operating Properties
Self-storage revenues	23,194
Self-storage expenses	(8,093)
15,101

Hotel revenues	12,865
Hotel expenses	(10,835)
2,030

Student housing and other revenues	3,418
Student housing and other expenses	(1,475)
1,943

354,659

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	3,854
Less: Pro rata share of NOI attributable to noncontrolling interests	(236)
3,618

358,277

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,071)
Add: Above- and below-market rent intangible lease amortization	6,644
Add: Other non-cash items	427
(12,000)

Pro Rata Cash NOI (b)	346,277

Adjustment to normalize for intra-period acquisition volume and dispositions (c)	3,065

Normalized Pro Rata Cash NOI (b)	$349,342

Investing for the Long Run® | 37

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2023
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$142,753
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	282,939
Less: Property expenses, excluding reimbursable tenant costs – as reported	(13,287)
Less: Operating property expenses – as reported	(20,403)
249,249

Adjustments for Other Consolidated Revenues and Expenses:
Less: Other lease-related income – as reported	(2,610)
Less: Reimbursable property expenses – as reported	(18,942)
Add: Other income and (expenses)	(28,980)
Add: Provision for income taxes	13,714
(36,818)

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(19,071)
Add: Above- and below-market rent intangible lease amortization	6,644
Add: Adjustments for pro rata ownership	3,593
Less: Income from secured loans receivable	(475)
Adjustment to normalize for intra-period acquisition volume and dispositions (c)	3,065
Add: Property expenses, excluding reimbursable tenant costs, non-cash	402
(5,842)

Normalized Pro Rata Cash NOI (b)	$349,342
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(c)For properties acquired and capital investments and commitments completed during the three months ended December 31, 2023, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2023, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the Long Run® | 38

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income	$144,244	$124,999	$144,580	$294,441	$209,503

Adjustments to Derive Adjusted EBITDA (a)
Gain on sale of real estate, net (b)	(134,026)	(2,401)	(1,808)	(177,749)	(5,845)
Depreciation and amortization	129,484	144,771	143,548	156,409	140,749
Interest expense	72,194	76,974	75,488	67,196	67,668
Impairment charges — real estate (c)	71,238	15,173	—	—	12,734
Other (gains) and losses (d)	45,777	(2,859)	1,366	(8,100)	(97,059)
Straight-line and other leasing and financing adjustments (e)	(19,071)	(18,662)	(19,086)	(15,050)	(14,766)
Provision for income taxes	13,714	5,090	10,129	15,119	6,126
Stock-based compensation expense	8,693	9,050	8,995	7,766	9,739
Above- and below-market rent intangible lease amortization	6,644	7,835	8,824	10,861	8,652
Merger and other expenses (f)	(641)	4,152	1,419	24	2,058
Other amortization and non-cash charges	21	457	411	404	399
	194,027	239,580	229,286	56,880	130,455

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,664	2,656	3,013	2,050	2,076
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(267)	(400)	(347)	(443)	(511)
	2,397	2,256	2,666	1,607	1,565

Adjusted EBITDA (g)	$340,668	$366,835	$376,532	$352,928	$341,523
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(f)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 39

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income from Real Estate	$142,703	$124,126	$144,646	$293,292	$210,107

Adjustments to Derive Adjusted EBITDA (a)
Gain on sale of real estate, net (b)	(134,026)	(2,401)	(1,808)	(177,749)	(5,845)
Depreciation and amortization	129,484	144,771	143,548	156,409	140,749
Interest expense	72,194	76,974	75,488	67,196	67,668
Impairment charges — real estate (c)	71,238	15,173	—	—	12,734
Other (gains) and losses (d)	45,303	(2,180)	890	(7,586)	(96,846)
Straight-line and other leasing and financing adjustments (e)	(19,071)	(18,662)	(19,086)	(15,050)	(14,766)
Provision for income taxes	13,714	5,090	10,236	15,402	4,908
Stock-based compensation expense	8,693	9,050	8,995	7,766	9,739
Above- and below-market rent intangible lease amortization	6,644	7,835	8,824	10,861	8,652
Merger and other expenses (f)	(641)	4,152	1,419	24	2,058
Other amortization and non-cash charges	21	457	411	404	399
	193,553	240,259	228,917	57,677	129,450

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,664	2,656	3,013	2,050	2,076
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(267)	(400)	(347)	(443)	(511)
	2,397	2,256	2,666	1,607	1,565

Adjusted EBITDA – Real Estate (g)	$338,653	$366,641	$376,229	$352,576	$341,122
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Amount for the three months ended December 31, 2023 includes a gain on sale of real estate of $59.1 million recognized upon entering into an agreement to sell our portfolio of 70 office properties located in Spain to the tenant occupying the properties and the reclassification of the investment to net investments in sales-type leases. Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon receiving notice of the exercise of a purchase option for a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(c)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(f)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income (loss) from Investment Management	$1,541	$873	$(66)	$1,149	$(604)

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	474	(679)	476	(514)	(213)
(Benefit from) provision for income taxes	—	—	(107)	(283)	1,218
	474	(679)	369	(797)	1,005

Adjusted EBITDA – Investment Management (c)	$2,015	$194	$303	$352	$401
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 41

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same-Store Pro Rata Rental Income
Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

Investing for the Long Run® | 42

W. P. Carey Inc.
Appendix – Fourth Quarter 2023

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of December 31, 2023 is equal to $273.1 million, comprised of interest expense calculated in accordance with GAAP ($291.9 million), plus capitalized interest ($0.6 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($20.5 million), adjusted for pro rata ownership ($1.3 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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